Exhibit 5.15

Charleston, SC Charlotte, NC Columbia, SC Raleigh, NC Spartanburg, SC

September 17, 2014

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as South Carolina counsel to CHS/Community Health Systems, Inc. (the “Company”) and the Guarantors (as defined below) each organized and existing under the laws of the State of South Carolina, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,000,000,000 aggregate principal amount of the Company’s 5.125% senior secured notes due 2021 (the “Secured Exchange Notes”) that are to be general senior secured obligations of the Company and unconditionally guaranteed on a senior secured basis by Community Health Systems, Inc. (“Holdings”) and certain of the Company’s current and future domestic subsidiaries, including the South Carolina entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being individually referred to as “South Carolina Guarantor” and collectively referred to herein as the “South Carolina Guarantors”), and $3,000,000,000 aggregate principal amount of the Company’s 6.875% senior unsecured notes due 2022 (the “Unsecured Exchange Notes,” and, together with the Secured Exchange Notes, the “Exchange Notes”) that are to be guaranteed on a senior unsecured basis by Holdings and certain of the Company’s current and future domestic subsidiaries, including the South Carolina Guarantors. The Secured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, by and among FWCT-2 Escrow Corporation (“Escrow Corp”), the guarantors party thereto, Regions Bank, as trustee (the “Trustee”) and Credit Suisse AG, as collateral agent (the “Collateral Agent”), as supplemented by the Assumption Supplemental Indenture, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, the Trustee and the Collateral Agent, and as supplemented further by the Second Supplemental Indenture, dated as of June 30, 2014, by and among the Company, the guarantors party thereto, the Trustee and the Collateral Agent (collectively, the “Secured Notes Indenture”). The Unsecured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, by and among Escrow Corp, the guarantors party thereto and the Trustee, as supplemented by the Assumption Supplement Indenture, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, and the Trustee, and as supplemented further

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PARKER POE ADAMS & BERNSTEIN LLP

CHS/Community Health Systems, Inc.

September 17, 2014

by the Second Supplemental Indenture, dated as of June 30, 2014, by and among the Company, the guarantors party thereto and the Trustee (collectively, the “Unsecured Notes Indenture,” and, together with the Secured Notes Indenture, the “Indentures”).

The Secured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.125% senior secured notes due 2021 in accordance with the terms of a Registration Rights Agreement, dated as of January 27, 2014, by and among Escrow Corp and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, Merrill Lynch and Credit Suisse (collectively, the “Secured Notes Registration Rights Agreement”). The Unsecured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 6.875% senior notes due 2022 in accordance with the terms of a Registration Rights Agreement, dated as of January 27, 2014, by and among Escrow Corp and Merrill Lynch and Credit Suisse, each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, Merrill Lynch and Credit Suisse (collectively, the “Unsecured Notes Registration Rights Agreement,” and, together with the Secured Notes Registration Rights Agreement, the “Registration Rights Agreements”).

For purposes of rendering this opinion, we have examined the following documents:

(1) the articles of incorporation, bylaws, and amended and restated operating agreement, as applicable, for each South Carolina Guarantor;

(2) the certificate with respect to various factual matters signed by an officer of each South Carolina Guarantor and dated the date of this opinion (the “Officers’ Certificate”);

(3) a Certificate of Existence dated September 11, 2014, issued for each South Carolina Guarantor by the South Carolina Secretary of State, indicating that each South Carolina Guarantor is in good standing in South Carolina;

(4) the Registration Rights Agreements;

(5) the Indentures;

(6) the forms of Exchange Notes;

(7) the Registration Statement; and

(8) the prospectus contained within the Registration Statement (the “Prospectus”).

PARKER POE ADAMS & BERNSTEIN LLP

CHS/Community Health Systems, Inc.

September 17, 2014

The documents referenced in items 1 through 8 above are collectively referred to hereinafter as the “Opinion Documents”. Based upon and subject to the foregoing, and subject to the further qualifications, limitations, assumptions and exceptions set forth below, we are of the following opinion:

(a) Each South Carolina Guarantor is validly existing and in good standing under the laws of the State of South Carolina.

(b) Each South Carolina Guarantor has the requisite corporate or limited liability company power, as applicable, to execute, deliver and perform its obligations under the Indentures, including its guarantee of the Exchange Notes.

(c) The execution and delivery by each South Carolina Guarantor of the Indentures and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indentures, have been duly authorized by each South Carolina Guarantor.

In providing the above opinions, we specifically assume that there has been no change in the information provided to us since the date such information was first provided and that such information was true and correct on the date on which it was provided and that it is true and correct on the date hereof. We also assume the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, other than on behalf of the South Carolina Guarantors, and the conformity to originals of all copies of all documents submitted to us. As to questions of fact, we have relied solely upon the representations, warranties, certifications, and statements contained in the Opinion Documents, in particular, the Officer’s Certificate, and we have made no other independent factual investigation with regard to such matters.

We render this opinion with respect to the laws of the State of South Carolina and only with respect to those laws. We express no opinion with respect to the laws of a state other than South Carolina or of the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm therein and in the related Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder. Hodgson Russ LLP, legal counsel to the Company and each of the South Carolina Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by South Carolina law for purposes of its opinion being delivered and filed as an exhibit to the Registration Statement.

PARKER POE ADAMS & BERNSTEIN LLP

CHS/Community Health Systems, Inc.

September 17, 2014

We do not undertake to advise you of any matters that might hereinafter arise that would affect the opinions expressed herein. Our opinion is limited to the matters expressly stated herein and no other opinion may be implied or inferred.

Very truly yours,

/s/ Parker Poe Adams & Bernstein LLP

Parker Poe Adams & Bernstein LLP

Enc.

Schedule “I”

List of South Carolina Guarantors

Chester HMA, LLC

QHG of South Carolina, Inc.

QHG of Spartanburg, Inc.